Exhibit 99.1

News Release

For more information contact:

Jan Johannessen

Chief Financial Officer

Lattice Semiconductor Corporation

503-268-8000

LATTICE SEMICONDUCTOR UPDATES
GUIDANCE FOR THIRD QUARTER

HILLSBORO, OR — September 13, 2007 - Lattice Semiconductor (NASDAQ: LSCC) today announced its business update for the third quarter of 2007.

•                  Third quarter revenue is now expected to be flat to down 2% sequentially. This is a revision from previous guidance of flat to up 4% sequentially.

•                  The Company’s revenue guidance is reduced primarily because of weakness in North American distribution resale, which has not shown an expected seasonal increase thus far during the month of September.

•                  The reduced revenue forecast is primarily due to a greater than expected decline in Mature products.

•                  The Company expects New products to continue to grow strongly in the third quarter.

•                  The Company will record a restructuring charge in the third quarter estimated at $1.4 million to $1.7 million. This one-time charge is related to a plan to lower operating expense by reducing headcount that was announced on September 4, 2007. This action will reduce operating expenses in the range of $1.4 million to $1.6 million effective in the fourth quarter of 2007.

No conference call will be held in conjunction with this guidance update. Additional information related to the third quarter will be available when the Company reports its third quarter results on October 25, 2007.

Forward-Looking Statements

The foregoing business update contains forward-looking statements. Lattice believes the factors identified below in connection with each such statement could cause actual results to differ materially from the forward-looking statements.

Estimates of future revenue are inherently uncertain due to the high percentage of quarterly “turns” business, as well as such factors as pricing pressures, competitive actions, the demand for our products, and our ability to supply products to customers in a timely manner.  Actual gross margin percentage and operating expenses could vary from the estimates contained herein on the basis of, among other things, changes in revenue levels, changes in product pricing and mix, changes in wafer, assembly and test costs, variations in manufacturing yields, and changes in stock-based compensation charges due to stock price changes.

In addition to the foregoing, other factors that may cause actual results to differ materially from the forward-looking statements herein include the Company’s dependencies on its silicon wafer suppliers, technological and product development risks, and other risks that are described from time to time in our filings with the Securities and Exchange Commission.  The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Lattice Semiconductor

Lattice Semiconductor Corporation provides the industry’s broadest range of Programmable Logic Devices (PLD), including Field Programmable Gate Arrays (FPGA), Complex Programmable Logic Devices (CPLD), Mixed-Signal Power Management and Clock Generation Devices, and industry-leading SERDES products.

Lattice continues to deliver  “More of the Best” to its customers with comprehensive solutions for system design, including an unequaled portfolio of high-performance, non-volatile and low-cost FPGAs.

Lattice products are sold worldwide through an extensive network of independent sales representatives and distributors, primarily to OEM customers in communications, computing, industrial, consumer, automotive, medical and military end markets.  For more information, visit http://www.latticesemi.com.

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Lattice Semiconductor Corporation, Lattice (& design), L (& design), and specific product designations are either registered trademarks or trademarks of Lattice Semiconductor Corporation or its subsidiaries in the United States and/or other countries.